Exhibit 99.1

More information:
James Hart, 203.956.8746 (O) 203.339.2578 (M)

AFFINION GROUP, INC. ANNOUNCES RESULTS FOR THE FIRST QUARTER

ENDED MARCH 31, 2012

ACHIEVES FIRST QUARTER ADJUSTED EBITDA OF $82.3 MILLION

STAMFORD, Conn., April 26, 2012 – Affinion Group, Inc. (“Affinion” or the “Company”), the global leader in enabling companies to connect and engage with their customers, thereby creating rewarding relationships and enhancing brand loyalty, announced the financial results for the three month period ended March 31, 2012 (“first quarter”) for both Affinion and its parent company, Affinion Group Holdings, Inc. (“Holdings”).

“As expected, we saw new opportunities to market throughout our business this quarter, particularly in International, and, accordingly, we increased our level of marketing investments relative to the first quarter of 2011 to capitalize on these new programs,” said Nathaniel J. Lipman, Affinion’s Chief Executive Officer. “While we believe these investments will provide the usual topline benefits over subsequent quarters, the increased expense has had the expected effect of lessening our trailing twelve month Adjusted EBITDA relative to where we ended 2011.”

“Thus far in 2012, our business has performed largely as expected, but the distractions affecting our large domestic financial institution partners due to ongoing uncertainty in the regulatory climate will continue to impact the timing of marketing campaigns and other initiatives,” continued Lipman. “While we continue to find attractive returns in other channels and geographies, this phenomenon requires close scrutiny and careful monitoring, and may ultimately impact our future guidance for fiscal year 2012.”

Results Highlights

Notes: Adjusted EBITDA as referred to above excludes any pro forma impact of acquisitions. See Tables 6 and 11 for a complete description of Adjusted EBITDA and the related reconciliations to GAAP measures. On January 14, 2011, Affinion entered into and completed a merger agreement with Webloyalty, a global online marketing services company. Webloyalty’s business results are reported as part of the Company’s Membership and International product segments, as appropriate. On August 1, 2011, Affinion completed a merger agreement with Prospectiv Direct, Inc., an online performance marketer and operator of a daily deal website in the U.S. Prospectiv’s business results are reported as part of the Company’s Membership product segment.

First Quarter Net Revenues

•

Net revenues for the first quarter of 2012 increased 4.1%, from $366.9 million in the first quarter of 2011 to $381.8 million, with growth in both the North American and International products revenues over the first quarter of 2011.

•

North American revenue increased in all products except for Insurance and Package, which declined slightly due to the absence of a previously disclosed one-time payment in the first quarter of 2011. International products revenue increased primarily from new retail revenues.

First Quarter Operating Results

•	Adjusted EBITDA (as defined in Note (d) of Table 6) declined 14.4%, from $96.2 million in the first quarter of 2011 to $82.3 million.

•

Segment EBITDA increased 39.7%, from $62.2 million in the first quarter of 2011 to $86.9 million, or $24.7 million. The increase largely related to $14.6 million in lower general and administrative expenses resulting from the Company’s recent determination that it does not expect to pay any additional consideration with respect to the Prospectiv acquisition, which resulted in the reversal of previously recorded consideration in the first quarter of 2012. Excluding this one item, Segment EBITDA would have been up 16.2% versus 2011, as general and administrative expense declined due to the previously disclosed incentive-based stock compensation expense made to option holders in the first quarter of 2011.

•

As compared to Adjusted EBITDA, first quarter Segment EBITDA reflects the inclusion of, among other items, the $14.6 million reversal referred to above, $5.6 million of severance costs, $3.3 million of stock compensation expense and $0.5 million in costs relating to the ongoing resolution of previously disclosed litigation matters.

Segment Commentary

North America:

Membership products revenue increased $4.6 million, from $183.3 million to $187.9 million, or 2.5%, as compared to the first quarter of 2011. Net Membership revenues increased primarily due to the Prospectiv acquisition as well as higher volumes in certain wholesale arrangements. Membership Segment EBITDA increased $13.7 million, from $31.5 million to $45.2 million, or 43.5%, as compared to the first quarter of 2011, due to the reduction in general and administrative expense relating to Prospectiv. Excluding this item, Membership Segment EBITDA would have declined $0.9 million, or 2.9%, as higher marketing and commission expense and higher operating costs more than offset the higher revenues.

Insurance and Package products revenue decreased $2.0 million, from $87.9 million to $85.9 million, or 2.3%, as compared to the first quarter of 2011 as the absence of a one-time payment from a benefit provider in the first quarter of 2011 was only partially offset by a lower cost of insurance driven by lower claims experience in the quarter, as well as lower fee-based revenue in package. Insurance and Package Segment EBITDA decreased $0.4 million, from $31.7 million to $31.3 million, or 1.3%, primarily due to the same factors that affected revenue.

Loyalty products revenue increased $5.6 million, from $32.8 million to $38.4 million, or 17.1%, as compared to the first quarter of 2011, primarily due to growth in programs with existing clients. Loyalty Segment EBITDA increased $2.2 million, from $10.2 million to $12.4 million, or 21.6%, as the revenue growth was only partially offset by higher product and servicing costs.

International:

International revenue increased $6.4 million, from $63.8 million to $70.2 million, or 10.0%, as compared to the first quarter of 2011 as higher retail revenues were only partially offset by $2.3 million in unfavorable foreign exchange associated with the strengthening U.S. dollar. International Segment EBITDA decreased $2.7 million, from $3.9 million to $1.2 million, or 69.2%, due primarily to higher marketing and commission spend in the quarter.

Selected Liquidity Data

Affinion Group, Inc.

Affinion has several debt instruments outstanding, including senior notes, senior subordinated notes, and senior secured credit facilities, which consist of a term loan facility and revolving credit facility. For a more complete description of Affinion’s debt instruments at March 31, 2012, see the note in Table 2.

At March 31, 2012, Affinion had $472.0 million outstanding under the senior notes (net of discounts), $1,104.4 million outstanding under its term loan facility, and $353.6 million outstanding under the senior subordinated notes (net of discounts).

As of March 31, 2012, there were no outstanding borrowings against the Company’s revolving credit facility, and $158.1 million of the credit facility was available for borrowing, after giving effect to the issuance of $6.9 million in letters of credit.

At March 31, 2012, the Company had $97.0 million of unrestricted cash on hand.

Affinion Group Holdings, Inc.

At March 31, 2012, Affinion Holdings had $321.7 million outstanding under the senior notes (net of discounts) due in 2015, in addition to Affinion’s debt instruments, and $117.0 million of unrestricted cash on hand.

Historically, the business results for Affinion and Holdings have been substantially similar, particularly with respect to revenue and Adjusted EBITDA. Results for Holdings have been included as an addendum to this release in Tables 7-11.

Call-In Information

Affinion will hold an informational call to discuss the results for the three-month period ended March 31, 2012 at 10:00 am (EDT) on Thursday, April 26, 2012. The conference call will be broadcast live and can be accessed by dialing 1-866-394-8483 (domestic) or 1-706-758-1455 (international) and entering passcode 74233870. Interested parties should call at least ten (10) minutes prior to the call to register. The Company will also provide an on-line Web simulcast of its conference call at www.affinion.com/ir. A telephonic replay of the call will be available through midnight (EDT) April 30, 2012 by dialing 1-855-859-2056 (domestic) or 1-404-537-3406 (international) and entering passcode 74233870.

Important Notes

The information presented in this release is a comparison of the unaudited consolidated results of operations for the three month period ended March 31, 2012 to the unaudited consolidated results of operations for the three month period ended March 31, 2011.

About Affinion Group

As a global leader with almost 40 years of experience, Affinion Group enhances the value of its partners’ customer relationships by developing and marketing loyalty solutions. Leveraging its expertise in customer engagement, product development and targeted marketing, Affinion provides programs in subscription-based lifestyle services, personal protection, insurance and other areas to help generate increased customer loyalty and significant incremental revenue for more than 5,570 marketing partners worldwide, including many of the largest and most respected companies in financial services, retail, travel, and Internet commerce. Based in Stamford, Conn., the Company has approximately 4,500 employees and has marketing capabilities in 17 countries globally. Affinion holds the prestigious ISO 27001 certification for the highest information security practices, is PCI Level 1 compliant and Cybertrust certified. For more information, visit www.affinion.com.

Safe Harbor Statement

This press release may contain “forward-looking” statements as defined by the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission (SEC) in its rules, regulations and releases. These statements include, but are not limited to, discussions regarding industry outlook, Affinion’s expectations regarding the performance of its business, its liquidity and capital resources, its guidance for 2012 and the other non-historical statements. These statements can be identified by the use of words such as “believes” “anticipates,” “expects,” “intends,” “plans,” “continues,” “estimates,” “predicts,” “projects,” “forecasts,” and similar expressions. All forward-looking statements are based on management’s current expectations and beliefs only as of the date of this press release and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, risks related to general economic and business conditions and international and geopolitical events, a downturn in the credit card industry or changes in the techniques of credit card issuers, industry trends, foreign currency exchange rates, the effects of a decline in travel on the Company’s travel fulfillment business, termination or expiration of one or more agreements with its marketing partners or a reduction of the marketing of its services by one or more of its marketing partners, the Company’s substantial leverage, restrictions contained in its debt agreements, its inability to compete effectively, and other risks identified and discussed from time to time in reports filed by Affinion and Affinion Holdings with the SEC, including

Affinion’s most recent Annual Report on Form 10-K for the year ended December 31, 2011, and Affinion Holdings’ most recent Annual Report on Form 10-K. Readers are strongly encouraged to review carefully the full cautionary statements described in these reports. Except as required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements to reflect events or circumstances after the date of this press release, or to reflect the occurrence of unanticipated events or circumstances.

Financial Tables and Other Data Follow

TABLE 1

AFFINION GROUP HOLDINGS, INC.

AFFINION GROUP, INC.

UNAUDITED SUPPLEMENTAL DATA FOR

SELECTED BUSINESS SEGMENTS

The following table provides data for selected business segments.

Subscriber and insured amounts in thousands, except dollars and percentages.

	Three Months Ended March 31,
	2012	2011
Global Average Subscribers, excluding Basic Insureds	45,728	47,766
Annualized Net Revenue Per Global Average Subscriber, excluding Basic Insureds(1)	$29.86	$28.55

Global Membership Subscribers
Average Global Retail Subscribers (2)	11,119	11,437
Annualized Net Revenue Per Global Average Subscriber (1)	$78.85	$79.72

Global Package Subscribers and Wholesale
Average Global Package Subscribers and Wholesale (2)	30,387	31,985
Annualized Net Revenue Per Global Average Package Subscriber (1)	$7.00	$6.36

Global Insureds
Average Supplemental Insureds (2)	4,222	4,344
Annualized Net Revenue Per Supplemental Insured (1)	$65.30	$57.22

Global Average Subscribers, including Basic Insureds	68,074	70,100

(1)

Annualized Net Revenue Per Global Average Subscriber and Annualized Net Revenue Per Supplemental Insured are each calculated by taking the revenues as reported for the period and dividing it by the average subscribers or insureds, as applicable, for the period. Quarterly periods are then multiplied by four to annualize this amount for comparative purposes. Upon cancellation of a subscriber or an insured, as applicable, the subscriber’s or insured’s, as applicable, revenues are no longer recognized in the calculation.

(2)

Average Global Subscribers and Average Supplemental Insureds for the period are each calculated by determining the average subscribers or insureds, as applicable, for each month (adding the number of subscribers or insureds, as applicable, at the beginning of the month with the number of subscribers or insureds, as applicable, at the end of the month and dividing that total by two) for each of the months in the period and then averaging that result for the period. A subscriber’s or insured’s, as applicable, account is added or removed in the period in which the subscriber or insured, as applicable, has joined or cancelled.

TABLE 2

AFFINION GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31, 2012 AND DECEMBER 31, 2011

(In millions, except share amounts)

	March 31, 2012	December 31, 2011

Assets
Current assets:
Cash and cash equivalents	$97.0	$86.3
Restricted cash	30.2	30.4
Receivables (net of allowances for doubtful accounts of $2.9 and $2.4, respectively)	149.7	126.8
Receivables from related parties	0.1	0.8
Profit-sharing receivables from insurance carriers	88.5	74.0
Prepaid commissions	49.6	52.6
Income taxes receivable	2.2	2.1
Other current assets	73.5	68.1

Total current assets	490.8	441.1
Property and equipment, net	135.5	134.7
Contract rights and list fees, net	22.7	22.5
Goodwill	629.8	627.5
Other intangibles, net	315.8	351.2
Other non-current assets	69.9	74.0

Total assets	$1,664.5	$1,651.0

Liabilities and Deficit
Current liabilities:
Current portion of long-term debt	$11.8	$11.9
Accounts payable and accrued expenses	435.1	398.1
Payables to related parties	35.2	35.3
Deferred revenue	148.8	152.5
Income taxes payable	4.0	3.4

Total current liabilities	634.9	601.2
Long-term debt	1,919.9	1,922.5
Deferred income taxes	66.6	67.5
Deferred revenue	17.6	17.8
Other long-term liabilities	38.0	53.7

Total liabilities	2,677.0	2,662.7

Commitments and contingencies

Deficit:
Common stock and additional paid-in capital, $0.01 par value, 1,000 shares authorized, 100 shares issued and outstanding	139.6	139.6
Accumulated deficit	(1,160.8)	(1,157.5)
Accumulated other comprehensive income	7.5	5.2

Total Affinion Group, Inc. deficit	(1,013.7)	(1,012.7)
Non-controlling interest in subsidiary	1.2	1.0

Total deficit	(1,012.5)	(1,011.7)

Total liabilities and deficit	$1,664.5	$1,651.0

Note: The information presented in these press release tables 1-6 reflects the financial statement data and the results of operations of Affinion Group, Inc. (“Affinion”) and its consolidated subsidiaries as of the dates indicated above and does not include the $325.0 million senior notes incurred in October 2010 by Affinion Group Holdings, Inc., as described in the Liquidity and Capital Resources section of the Form 10-K filed for the fiscal year ended December 31, 2011. As part of the financing for the Transactions, Affinion (a) issued $270.0 million in principal amount of 10 1/8% senior notes maturing on October 15, 2013 ($266.4 million net of discount), (b) entered into senior secured credit facilities consisting of a term loan facility in the principal amount of $860.0 million and a revolving credit facility in an aggregate amount of up to $100.0 million, and (c) entered into a senior subordinated bridge loan facility in the principal amount of $383.6 million. On April 26, 2006, $349.5 million of principal borrowings under the senior subordinated bridge loan facility were repaid using the proceeds from a private offering of $355.5 million aggregate principal amount of 11 1/2% senior subordinated notes maturing on October 15, 2015. Subsequently, on May 3, 2006, the remaining $34.1 million of principal borrowings under the senior subordinated bridge loan facility were repaid using the proceeds from another private offering of $34.0 million aggregate principal amount of 10 1/8% senior notes maturing on October 15, 2013. The senior notes were issued as additional notes under the indenture dated as of October 17, 2005. On June 5, 2009, Affinion issued $150.0 million of new 10 1/8% senior notes maturing on October 15, 2013 ($136.5 million net of discount) in a private placement transaction. On April 9, 2010, Affinion entered into a $1.0 billion amended and restated senior secured credit facility consisting of a five-year $125.0 million revolving loan facility and an $875.0 million term loan facility maturing in six and a half years. The net proceeds of the term loan facility were used in part to refinance our existing senior secured credit facility, with the remainder intended to be used for working capital and other general corporate purposes, including permitted acquisitions, such as Connexions, and investments. In November 2010, Affinion issued 7.875% senior notes and utilized the net proceeds to redeem the 10 1/8% senior notes issued in 2005, 2006 and 2009. On February 11, 2011, Affinion obtained incremental term loans in an aggregate principal amount of $250.0 million under Affinion’s amended and restated senior secured credit facility. Affinion used a portion of the proceeds to pay a dividend of $199.8 million to Affinion Holdings, with the balance used for working capital and other corporate purposes and to fund strategic initiatives.

TABLE 3

AFFINION GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2012 AND 2011

(In millions)

	For the Three Months Ended
	March 31, 2012	March 31, 2011

Net revenues	$381.8	$366.9

Expenses:
Cost of revenues, exclusive of depreciation and amortization shown separately below:
Marketing and commissions	154.8	143.9
Operating costs	118.1	108.0
General and administrative	22.0	52.8
Depreciation and amortization	50.1	61.5

Total expenses	345.0	366.2

Income from operations	36.8	0.7
Interest income	0.3	0.2
Interest expense	(37.6)	(35.8)
Other income	0.1	—

Loss before income taxes and non-controlling interest	(0.4)	(34.9)
Income tax expense	(2.7)	(4.5)

Net loss	(3.1)	(39.4)
Less: net income attributable to non-controlling interest	(0.2)	(0.2)

Net loss attributable to Affinion Group, Inc.	$(3.3)	$(39.6)

Net loss	$(3.1)	$(39.4)
Currency translation adjustment, net of tax	2.3	2.5

Comprehensive loss	(0.8)	(36.9)
Less: comprehensive income attributable to non-controlling interest	(0.2)	(0.2)

Comprehensive loss attributable to Affinion Group, Inc.	$(1.0)	$(37.1)

TABLE 4

AFFINION GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2012 AND 2011

(In millions)

	For the Three Months Ended
	March 31, 2012	March 31, 2011

Operating Activities
Net loss	$(3.1)	$(39.4)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	50.1	61.5
Amortization of debt discount and financing costs	2.1	2.0
Unrealized loss on interest rate swaps	0.9	0.6
Adjustment to liability for additional consideration based on earn-out	(14.6)	—
Share-based compensation	3.1	2.8
Deferred income taxes	1.0	2.5
Net change in assets and liabilities:
Restricted cash	0.3	(0.1)
Receivables	(21.5)	(17.7)
Receivables from related parties	0.7	(0.3)
Profit-sharing receivables from insurance carriers	(14.5)	(9.1)
Prepaid commissions	3.1	0.3
Other current assets	(4.5)	(7.6)
Contract rights and list fees	(0.2)	(1.5)
Other non-current assets	0.1	3.2
Accounts payable and accrued expenses	35.2	10.9
Payables to related parties	(3.1)	(2.7)
Deferred revenue	(5.1)	5.7
Income taxes receivable and payable	0.5	1.8
Other long-term liabilities	(1.2)	(2.5)
Other, net	(0.7)	(2.2)

Net cash provided by operating activities	28.6	8.2

Investing Activities
Capital expenditures	(14.7)	(13.2)
Restricted cash	0.1	1.1
Acquisition-related payments, net of cash acquired	(1.2)	—
Cash acquired in Webloyalty acquisition	—	26.1

Net cash provided by (used in) investing activities	(15.8)	14.0

Financing Activities
Proceeds from issuance of term loan	—	250.0
Principal payments on borrowings	(2.9)	(2.9)
Financing costs	—	(5.4)
Repurchase of employee equity award of a subsidiary	—	(3.5)
Return of capital to parent company	—	(323.2)
Receivables from and payables to parent company	—	16.1
Distribution to non-controlling interest of a subsidiary	—	(1.1)

Net cash used in financing activities	(2.9)	(70.0)

Effect of changes in exchange rates on cash and cash equivalents	0.8	0.9

Net increase (decrease) in cash and cash equivalents	10.7	(46.9)
Cash and cash equivalents, beginning of period	86.3	121.1

Cash and cash equivalents, end of period	$97.0	$74.2

Supplemental Disclosure of Cash Flow Information:
Interest payments	$17.9	$15.6

Income tax payments, net of refunds	$1.0	$0.2

TABLE 5

AFFINION GROUP, INC.

UNAUDITED OPERATING SEGMENT RESULTS

(In millions)

Net revenues and Segment EBITDA by operating segment are as follows:

	Net revenues			Segment EBITDA (1)
	For the Three Months Ended			For the Three Months Ended
	March 31, 2012	March 31, 2011	Increase (Decrease)	March 31, 2012	March 31, 2011	Increase (Decrease)

Affinion North America
Membership products	$187.9	$183.3	$4.6	$45.2	$31.5	$13.7
Insurance and package products	85.9	87.9	(2.0)	31.3	31.7	(0.4)
Loyalty products	38.4	32.8	5.6	12.4	10.2	2.2
Eliminations	(0.6)	(0.9)	0.3	—	—	—

Total North America	311.6	303.1	8.5	88.9	73.4	15.5
Affinion International
International products	70.2	63.8	6.4	1.2	3.9	(2.7)

Total products	381.8	366.9	14.9	90.1	77.3	12.8
Corporate	—	—	—	(3.2)	(15.1)	11.9

Total	$381.8	$366.9	$14.9	86.9	62.2	24.7

Depreciation and amortization				(50.1)	(61.5)	11.4

Income from operations				$36.8	$0.7	$36.1

(1)	See Reconciliation of Non-GAAP Financial Measures on Table 6 for a discussion of Segment EBITDA.

TABLE 6

AFFINION GROUP, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO GAAP FINANCIAL MEASURES (UNAUDITED)

(In millions, except ratios)

Set forth below is a reconciliation of our consolidated net cash provided by operating activities for the twelve months ended March 31, 2012 and the three months ended March 31, 2012 and 2011 to our Adjusted EBITDA.

	For the Twelve Months Ended	For the Three Months Ended March 31,
	March 31, 2012(a)	2012	2011

Net cash provided by operating activities	$127.4	$28.6	$8.2
Interest expense, net	149.0	37.3	35.6
Income tax expense	3.4	2.7	4.5
Amortization of favorable and unfavorable contracts	0.9	—	0.3
Amortization of debt discount and financing costs	(8.4)	(2.1)	(2.0)
Unrealized loss on interest rate swaps	(2.8)	(0.9)	(0.6)
Deferred income taxes	(0.8)	(1.0)	(2.5)
Payment received for assumption of loyalty points program liability	(4.7)	—	—
Changes in assets and liabilities	46.1	10.9	21.5
Effect of the Apollo Transactions, reorganizations, certain legal costs and net cost savings (b)	22.9	6.1	14.5
Other, net (c)	19.5	0.7	16.7

Adjusted EBITDA, excluding pro forma adjustments (d) (e)	352.5	$82.3	$96.2

Effect of the pro forma adjustments (f)	4.7

Adjusted EBITDA, including pro forma adjustments (g)	$357.2

(a)

Represents consolidated financial data for the year ended December 31, 2011, minus consolidated financial data for the three months ended March 31, 2011, plus consolidated financial data for the three months ended March 31, 2012.

(b)	Eliminates the effect of the Apollo Transactions and purchase accounting related to the Webloyalty acquisition, legal costs for certain legal matters and costs associated with severance incurred.
(c)

Eliminates (i) net changes in certain reserves, (ii) foreign currency gains and losses related to unusual, non-recurring intercompany transactions, (iii) the loss from an investment accounted for under the equity method, (iv) costs related to acquisitions and (v) consulting fees paid to Apollo.

(d)

Adjusted EBITDA consists of income from operations before depreciation and amortization further adjusted to exclude non-cash and unusual items and other adjustments permitted in our debt agreements to test the permissibility of certain types of transactions, including debt incurrence. We believe that the inclusion of Adjusted EBITDA is appropriate as a liquidity measure. Adjusted EBITDA is not a measurement of liquidity or financial performance under U.S. GAAP and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. You should not consider Adjusted EBITDA as an alternative to cash flows from operating activities determined in accordance with U.S. GAAP, as an indicator of cash flows, as a measure of liquidity, as an alternative to operating or net income determined in accordance with U.S. GAAP or as an indicator of operating performance.

(e)

Adjusted EBITDA, excluding pro forma adjustments, does not give pro forma effect to (i) our acquisition of Prospectiv Direct, Inc. (“Prospectiv”), an online performance marketer and operator of a daily deal website in the United States, that was completed in the third quarter of 2011 and (ii) the projected annualized benefits of restructurings and other cost savings initiatives in connection with the Webloyalty and Prospective acquisitions. However, we do make such accretive pro forma adjustments as if such acquisition and such restructurings and cost savings initiatives had occurred on April 1, 2011 in calculating the Adjusted EBITDA under the amended and restated senior secured credit facility and the indentures governing our 7.875% senior notes and senior subordinated notes.

(f)

Gives effect to the completion of the Prospectiv acquisition and the projected annualized benefits of restructurings and other cost savings initiatives in connection with the Webloyalty and Prospectiv acquisitions as if such acquisitions and restructurings and cost savings initiatives had occurred on April 1, 2011.

(g)	Adjusted EBITDA, including pro forma adjustments, gives pro forma effect to the adjustments discussed in (f) above.

TABLE 6 - cont’d

Set forth below is a reconciliation of our consolidated net loss attributable to Affinion Group, Inc. for the twelve months ended March 31, 2012 and the three months ended March 31, 2012 and 2011 to our Adjusted EBITDA.

	For the Twelve Months Ended	For the Three Months Ended March 31,
	March 31, 2012(a)	2012	2011

Net loss attributable to Affinion Group, Inc.	$(85.0)	$(3.3)	$(39.6)
Interest expense, net	149.0	37.3	35.6
Income tax expense	3.4	2.7	4.5
Non-controlling interest	0.9	0.2	0.2
Other income	(0.3)	(0.1)	—
Depreciation and amortization	238.9	50.1	61.5
Effect of the Apollo Transactions, reorganizations and non-recurring revenues and gains (b)	(2.0)	—	10.7
Certain legal costs (c)	14.0	0.5	0.8
Net cost savings (d)	10.9	5.6	3.0
Other, net (e)	22.7	(10.7)	19.5

Adjusted EBITDA, excluding pro forma adjustments (f) (g)	352.5	$82.3	$96.2

Effect of the pro forma adjustments (h)	4.7

Adjusted EBITDA, including pro forma adjustments (i)	$357.2

Interest coverage ratio (j)	2.33

Consolidated leverage ratio (k)	5.28

Fixed charge coverage ratio (l)	2.35

(a)

Represents consolidated financial data for the year ended December 31, 2011, minus consolidated financial data for the three months ended March 31, 2011, plus consolidated financial data for the three months ended March 31, 2012.

(b)	Eliminates the effect of the Apollo Transactions and purchase accounting related to the Webloyalty acquisition.
(c)	Represents the elimination of legal costs for certain legal matters.
(d)	Represents the elimination of costs associated with severance incurred.
(e)

Eliminates (i) net changes in certain reserves, (ii) share-based compensation expense, including payments to option holders, (iii) foreign currency gains and losses related to unusual, non-recurring intercompany transactions, (iv) the loss from an investment accounted for under the equity method, (v) costs related to acquisitions, (vi) consulting fees paid to Apollo and (vii) facility exit costs.

(f)

Adjusted EBITDA consists of income from operations before depreciation and amortization further adjusted to exclude non-cash and unusual items and other adjustments permitted in our debt agreements to test the permissibility of certain types of transactions, including debt incurrence. We believe that the inclusion of Adjusted EBITDA is appropriate as a liquidity measure. Adjusted EBITDA is not a measurement of liquidity or financial performance under U.S. GAAP and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. You should not consider Adjusted EBITDA as an alternative to cash flows from operating activities determined in accordance with U.S. GAAP, as an indicator of cash flows, as a measure of liquidity, as an alternative to operating or net income determined in accordance with U.S. GAAP or as an indicator of operating performance.

(g)

Adjusted EBITDA, excluding pro forma adjustments, does not give pro forma effect to (i) our acquisition of Prospectiv that was completed in the third quarter of 2011 and (ii) the projected annualized benefits of restructurings and other cost savings initiatives in connection with the Webloyalty and Prospectiv acquisitions. However, we do make such accretive pro forma adjustments as if such acquisition and such restructurings and cost savings initiatives had occurred on April 1, 2011 in calculating the Adjusted EBITDA under the amended and restated senior secured credit facility and the indentures governing our 7.875% senior notes and senior subordinated notes.

(h)

Gives effect to the completion of the Prospectiv acquisition and the projected annualized benefits of restructurings and other cost savings initiatives in connection with the Webloyalty and Prospectiv acquisitions as if such acquisitions and restructurings and cost savings initiatives had occurred on April 1, 2011.

(i)	Adjusted EBITDA, including pro forma adjustments, gives pro forma effect to the adjustments discussed in (h) above.
(j)

The interest coverage ratio is defined in our amended and restated senior secured credit facility (Adjusted EBITDA, as defined, to interest expense, as defined). The interest coverage ratio must be greater than 1.75 to 1.0 at March 31, 2012.

(k)

The consolidated leverage ratio is defined in our amended and restated senior secured credit facility (total debt, as defined, to Adjusted EBITDA, as defined). The consolidated leverage ratio must be less than 6.25 to 1.0 at March 31, 2012.

(l)

The fixed charge coverage ratio is defined in the indentures governing our 7.875% senior notes and our senior subordinated notes (consolidated cash flows, as defined, which is equivalent to Adjusted EBITDA (as defined in our amended and restated senior secured credit facility) to fixed charges, as defined). The calculation of fixed charges excludes the amortization of deferred financing costs associated with the amendment and restatement of our credit facility on April 9, 2010.

Set forth below is a reconciliation of our consolidated net loss attributable to Affinion Group, Inc. for the twelve months ended March 31, 2012 and the three months ended March 31, 2012 and 2011 to our Segment EBITDA.

	For the Twelve Months Ended	For the Three Months Ended March 31,
	March 31, 2012(a)	2012	2011

Net loss attributable to Affinion Group, Inc.	$(85.0)	$(3.3)	$(39.6)
Interest expense, net	149.0	37.3	35.6
Income tax expense	3.4	2.7	4.5
Non-controlling interest	0.9	0.2	0.2
Other income	(0.3)	(0.1)	—
Depreciation and amortization	238.9	50.1	61.5

Segment EBITDA	$306.9	$86.9	$62.2

(a)

Represents consolidated financial data for the year ended December 31, 2011, minus consolidated financial data for the three months ended March 31, 2011, plus consolidated financial data for the three months ended March 31, 2012.

TABLE 7

AFFINION GROUP HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31, 2012 AND DECEMBER 31, 2011

(In millions, except share amounts)

	March 31, 2012	December 31, 2011

Assets
Current assets:
Cash and cash equivalents	$117.0	$106.4
Restricted cash	30.2	30.4
Receivables (net of allowances for doubtful accounts of $2.9 and $2.4, respectively)	149.7	126.8
Receivables from related parties	0.1	0.8
Profit-sharing receivables from insurance carriers	88.5	74.0
Prepaid commissions	49.6	52.6
Income taxes receivable	2.2	2.1
Other current assets	73.5	68.1

Total current assets	510.8	461.2
Property and equipment, net	135.5	134.7
Contract rights and list fees, net	22.7	22.5
Goodwill	629.8	627.5
Other intangibles, net	315.8	351.2
Other non-current assets	75.2	79.6

Total assets	$1,689.8	$1,676.7

Liabilities and Deficit
Current liabilities:
Current portion of long-term debt	$11.8	$11.9
Accounts payable and accrued expenses	451.1	405.3
Payables to related parties	0.1	0.7
Deferred revenue	148.8	152.5
Income taxes payable	4.0	3.4

Total current liabilities	615.8	573.8
Long-term debt	2,241.6	2,244.0
Deferred income taxes	66.6	67.5
Deferred revenue	17.6	17.8
Other long-term liabilities	38.0	53.7

Total liabilities	2,979.6	2,956.8

Commitments and contingencies

Deficit:
Common stock, $0.01 par value, 360,000,000 shares authorized, 85,051,640 and 85,049,740 shares issued and 84,836,217 and 84,834,856 shares outstanding	0.9	0.9
Additional paid-in capital	127.1	125.9
Warrants	1.7	1.7
Accumulated deficit	(1,427.1)	(1,413.7)
Accumulated other comprehensive income	7.5	5.2
Treasury stock, at cost, 215,423 and 214,884 shares	(1.1)	(1.1)

Total Affinion Group Holdings, Inc. deficit	(1,291.0)	(1,281.1)
Non-controlling interest in subsidiary	1.2	1.0

Total deficit	(1,289.8)	(1,280.1)

Total liabilities and deficit	$1,689.8	$1,676.7

TABLE 8

AFFINION GROUP HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2012 AND 2011

(In millions)

	For the Three Months Ended
	March 31, 2012	March 31, 2011

Net revenues	$381.8	$366.9

Expenses:
Cost of revenues, exclusive of depreciation and amortization shown separately below:
Marketing and commissions	154.8	143.9
Operating costs	118.1	108.0
General and administrative	22.1	52.9
Depreciation and amortization	50.1	61.5

Total expenses	345.1	366.3

Income from operations	36.7	0.6
Interest income	0.3	0.2
Interest expense	(47.6)	(46.3)
Loss on extinguishment of debt	—	(6.5)
Other income (expense), net	0.1	0.1

Loss before income taxes and non-controlling interest	(10.5)	(51.9)
Income tax (expense) income	(2.7)	(4.5)

Net loss	(13.2)	(56.4)
Less: net income attributable to non-controlling interest	(0.2)	(0.2)

Net loss attributable to Affinion Group Holdings, Inc.	$(13.4)	$(56.6)

Net loss	$(13.2)	$(56.4)
Currency translation adjustment, net of tax	2.3	2.5

Comprehensive loss	(10.9)	(53.9)
Less: comprehensive income attributable to non-controlling interest	(0.2)	(0.2)

Comprehensive loss attributable to Affinion Group Holdings, Inc.	$(11.1)	$(54.1)

TABLE 9

AFFINION GROUP HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2012 AND 2011

(In millions)

	For the Three Months Ended
	March 31, 2012	March 31, 2011

Operating Activities
Net loss	$(13.2)	$(56.4)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	50.1	61.5
Amortization of debt discount and financing costs	2.7	2.5
Preferred stock dividend and accretion	—	0.4
Loss on redemption of preferred stock	—	6.5
Unrealized loss on interest rate swaps	0.9	0.6
Adjustment to liability for additional consideration based on earn-out	(14.6)	—
Share-based compensation	3.1	2.8
Deferred income taxes	1.0	2.5
Net change in assets and liabilities:
Restricted cash	0.3	(0.1)
Receivables	(21.5)	(17.7)
Receivables from related parties	0.7	(0.3)
Profit-sharing receivables from insurance carriers	(14.5)	(9.1)
Prepaid commissions	3.1	0.3
Other current assets	(4.5)	(7.6)
Contract rights and list fees	(0.2)	(1.5)
Other non-current assets	0.1	3.2
Accounts payable and accrued expenses	42.1	17.5
Payables to related parties	(0.6)	0.3
Deferred revenue	(5.1)	5.7
Income taxes receivable and payable	0.5	1.8
Other long-term liabilities	(1.2)	(2.5)
Other, net	(0.7)	(2.1)

Net cash provided by operating activities	28.5	8.3

Investing Activities
Capital expenditures	(14.7)	(13.2)
Restricted cash	0.1	1.1
Acquisition-related payments, net of cash acquired	(1.2)	—
Cash acquired in Webloyalty acquisition	—	26.1

Net cash provided by (used in) investing activities	(15.8)	14.0

Financing Activities
Proceeds from issuance of Affinion term loan	—	250.0
Principal payments on borrowings	(2.9)	(2.9)
Return of capital	—	(241.6)
Financing costs	—	(5.6)
Redemption of preferred stock	—	(46.6)
Repurchase of employee equity award of a subsidiary	—	(3.5)
Distribution to non-controlling interest of a subsidiary	—	(1.1)

Net cash used in financing activities	(2.9)	(51.3)

Effect of changes in exchange rates on cash and cash equivalents	0.8	0.9

Net increase (decrease) in cash and cash equivalents	10.6	(28.1)
Cash and cash equivalents, beginning of period	106.4	164.2

Cash and cash equivalents, end of period	$117.0	$136.1

Supplemental Disclosure of Cash Flow Information:
Interest payments	$17.9	$15.6

Income tax payments, net of refunds	$1.0	$0.2

TABLE 10

AFFINION GROUP HOLDINGS, INC.

UNAUDITED OPERATING SEGMENT RESULTS

(In millions)

Net revenues and Segment EBITDA by operating segment are as follows:

	Net revenues			Segment EBITDA (1)
	For the Three Months Ended			For the Three Months Ended
	March 31, 2012	March 31, 2011	Increase (Decrease)	March 31, 2012	March 31, 2011	Increase (Decrease)

Affinion North America
Membership products	$187.9	$183.3	$4.6	$45.2	$31.5	$13.7
Insurance and package products	85.9	87.9	(2.0)	31.3	31.7	(0.4)
Loyalty products	38.4	32.8	5.6	12.4	10.2	2.2
Eliminations	(0.6)	(0.9)	0.3	—	—	—

Total North America	311.6	303.1	8.5	88.9	73.4	15.5
Affinion International
International products	70.2	63.8	6.4	1.2	3.9	(2.7)

Total products	381.8	366.9	14.9	90.1	77.3	12.8
Corporate	—	—	—	(3.3)	(15.2)	11.9

Total	$381.8	$366.9	$14.9	86.8	62.1	24.7

Depreciation and amortization				(50.1)	(61.5)	11.4

Income from operations				$36.7	$0.6	$36.1

(1)	See Reconciliation of Non-GAAP Financial Measures on Table 11 for a discussion of Segment EBITDA.

TABLE 11

AFFINION GROUP HOLDINGS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO GAAP FINANCIAL MEASURES (UNAUDITED)

(In millions)

Set forth below is a reconciliation of Affinion Holdings’ consolidated net cash provided by operating activities for the twelve months ended March 31, 2012 and the three months ended March 31, 2012 and 2011 to Affinion Holdings’ Adjusted EBITDA.

	For the Twelve Months Ended March 31,	For the Three Months Ended
	2012(a)	March 31, 2012	March 31, 2011

Net cash provided by operating activities	$85.3	$28.5	$8.3
Interest expense, net	188.9	47.3	46.1
Income tax expense	3.4	2.7	4.5
Amortization of favorable and unfavorable contracts	0.9	—	0.3
Amortization of debt discount and financing costs	(10.9)	(2.7)	(2.5)
Preferred stock dividend and accretion	—	—	(0.4)
Unrealized loss on interest rate swaps	(2.8)	(0.9)	(0.6)
Deferred income taxes	(0.8)	(1.0)	(2.5)
Payment received for assumption of loyalty points program liability	(4.7)	—	—
Changes in assets and liabilities	50.4	1.5	11.8
Effect of the Apollo Transactions, reorganizations, certain legal costs and net cost savings (b)	22.9	6.1	14.5
Other, net (c)	19.8	0.8	16.6

Adjusted EBITDA, excluding pro forma adjustments (d) (e)	352.4	$82.3	$96.1

Effect of the pro forma adjustments (f)	4.7

Adjusted EBITDA, including pro forma adjustments (g)	$357.1

(a)

Represents consolidated financial data for the year ended December 31, 2011, minus consolidated financial data for the three months ended March 31, 2011, plus consolidated financial data for the three months ended March 31, 2012.

(b)	Eliminates the effect of the Apollo Transactions and purchase accounting related to the Webloyalty acquisition, legal costs for certain legal matters and costs associated with severance incurred.
(c)

Eliminates (i) net changes in certain reserves, (ii) foreign currency gains and losses related to unusual, non-recurring intercompany transactions, (iii) the loss from an investment accounted for under the equity method, (iv) costs related to acquisitions and (v) consulting fees paid to Apollo.

(d)

Adjusted EBITDA consists of income from operations before depreciation and amortization further adjusted to exclude non-cash and unusual items and other adjustments permitted in our debt agreements to test the permissibility of certain types of transactions, including debt incurrence. We believe that the inclusion of Adjusted EBITDA is appropriate as a liquidity measure. Adjusted EBITDA is not a measurement of liquidity or financial performance under U.S. GAAP and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. You should not consider Adjusted EBITDA as an alternative to cash flows from operating activities determined in accordance with U.S. GAAP, as an indicator of cash flows, as a measure of liquidity, as an alternative to operating or net income determined in accordance with U.S. GAAP or as an indicator of operating performance.

(e)

Adjusted EBITDA, excluding pro forma adjustments, does not give pro forma effect to (i) our acquisition of Prospectiv that was completed in the third quarter of 2011 and (ii) the projected annualized benefits of restructurings and other cost savings initiatives in connection with the Webloyalty and Prospectiv acquisitions. However, we do make such accretive pro forma adjustments as if such acquisition and such restructurings and cost savings initiatives had occurred on April 1, 2011 in calculating the Adjusted EBITDA under Affinion’s amended and restated senior secured credit facility and the indentures governing Affinion’s 7.875% senior notes and senior subordinated notes and the Affinion Holdings senior notes.

(f)

Gives effect to the completion of the Prospectiv acquisition and the projected annualized benefits of restructurings and other cost savings initiatives in connection with the Webloyalty and Prospectiv acquisitions as if such acquisitions and restructurings and cost savings initiatives had occurred on April 1, 2011.

(g)	Adjusted EBITDA, including pro forma adjustments, gives pro forma effect to the adjustments discussed in (f) above.

TABLE 11 - cont’d

Set forth below is a reconciliation of Affinion Holdings’ consolidated net loss attributable to Affinion Group Holdings, Inc. for the twelve months ended March 31, 2012 and the three months ended March 31, 2012 and 2011 to Affinion Holdings’ Adjusted EBITDA.

	For the Twelve Months Ended March 31,	For the Three Months Ended
	2012(a)	March 31, 2012	March 31, 2011

Net loss attributable to Affinion Group Holdings, Inc.	$(125.3)	$(13.4)	$(56.6)
Interest expense, net	188.9	47.3	46.1
Income tax expense	3.4	2.7	4.5
Non-controlling interest	0.9	0.2	0.2
Other income	(0.2)	(0.1)	(0.1)
Loss on redemption of preferred stock	—	—	6.5
Depreciation and amortization	238.9	50.1	61.5
Effect of the Apollo Transactions, reorganizations and non-recurring revenues and gains (b)	(2.0)	—	10.7
Certain legal costs (c)	14.0	0.5	0.8
Net cost savings (d)	10.9	5.6	3.0
Other, net (e)	22.9	(10.6)	19.5

Adjusted EBITDA, excluding pro forma adjustments (f) (g)	352.4	$82.3	$96.1

Effect of the pro forma adjustments (h)	4.7

Adjusted EBITDA, including pro forma adjustments (i)	$357.1

(a)

Represents consolidated financial data for the year ended December 31, 2011, minus consolidated financial data for the three months ended March 31, 2011, plus consolidated financial data for the three months ended March 31, 2012.

(b)	Eliminates the effect of the Apollo Transactions and purchase accounting related to the Webloyalty acquisition.
(c)	Represents the elimination of legal costs for certain legal matters.
(d)	Represents the elimination of costs associated with severance incurred.
(e)

Eliminates (i) net changes in certain reserves, (ii) share-based compensation expense, including payments to option holders, (iii) foreign currency gains and losses related to unusual, non-recurring intercompany transactions, (iv) the loss from an investment accounted for under the equity method, (v) costs related to acquisitions, (vi) consulting fees paid to Apollo and (vii) facility exit costs.

(f)

Adjusted EBITDA consists of income from operations before depreciation and amortization further adjusted to exclude non-cash and unusual items and other adjustments permitted in our debt agreements to test the permissibility of certain types of transactions, including debt incurrence. We believe that the inclusion of Adjusted EBITDA is appropriate as a liquidity measure. Adjusted EBITDA is not a measurement of liquidity or financial performance under U.S. GAAP and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. You should not consider Adjusted EBITDA as an alternative to cash flows from operating activities determined in accordance with U.S. GAAP, as an indicator of cash flows, as a measure of liquidity, as an alternative to operating or net income determined in accordance with U.S. GAAP or as an indicator of operating performance.

(g)

Adjusted EBITDA, excluding pro forma adjustments, does not give pro forma effect to (i) our acquisition of Prospectiv that was completed in the third quarter of 2011 and (ii) the projected annualized benefits of restructurings and other cost savings initiatives in connection with the Webloyalty and Prospectiv acquisitions. However, we do make such accretive pro forma adjustments as if such acquisitions and such restructurings and cost savings initiatives had occurred on April 1, 2011 in calculating the Adjusted EBITDA under Affinion’s amended and restated senior secured credit facility and the indentures governing Affinion’s 7.875% senior notes and senior subordinated notes and the Affinion Holdings senior notes.

(h)

Gives effect to the completion of the Prospectiv acquisition and the projected annualized benefits of restructurings and other cost savings initiatives in connection with the Webloyalty and Prospectiv acquisitions as if such acquisitions and restructurings and cost savings initiatives had occurred on April 1, 2011.

(i)	Adjusted EBITDA, including pro forma adjustments, gives pro forma effect to the adjustments discussed in (h) above.

Set forth below is a reconciliation of Affinion Holdings’ consolidated net loss for the twelve months ended March 31, 2012 and the three months ended March 31, 2012 and 2011 to Affinion Holdings’ Segment EBITDA.

	For the Twelve Months Ended March 31,	For the Three Months Ended
	2012(a)	March 31, 2012	March 31, 2011

Net loss attributable to Affinion Group Holdings, Inc.	$(125.3)	$(13.4)	$(56.6)
Interest expense, net	188.9	47.3	46.1
Income tax expense	3.4	2.7	4.5
Non-controlling interest	0.9	0.2	0.2
Loss on redemption of preferred stock	—	—	6.5
Other income	(0.2)	(0.1)	(0.1)
Depreciation and amortization	238.9	50.1	61.5

Segment EBITDA	$306.6	$86.8	$62.1

(a)

Represents consolidated financial data for the year ended December 31, 2011, minus consolidated financial data for the three months ended March 31, 2011, plus consolidated financial data for the three months ended March 31, 2012.